UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2010
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On July 29, 2010, Allegheny Technologies Incorporated (the “Company”) announced that, effective August 1, 2010, the Company’s Board of Directors has appointed (i) Richard J. Harshman, previously Executive Vice President, Finance and Chief Financial Officer of the Company, to serve as the Company’s President and Chief Operating Officer; (ii) Dale G. Reid, previously Vice President, Controller, Chief Accounting Officer and Treasurer of the Company, to serve as the Company’s Senior Vice President, Finance and Principal Financial Officer; and (iii) Karl D. Schwartz, previously Assistant Controller of the Company, to serve as the Company’s Controller and Principal Accounting Officer. L. Patrick Hassey remains the Company’s Chairman and Chief Executive Officer.
Mr. Harshman, 54, served as Executive Vice President, Finance beginning October 2003 and Chief Financial Officer beginning December 2000 until August 2010. Mr. Harshman was Senior Vice President, Finance from December 2001 to October 2003 and Vice President, Finance from December 2000 to December 2001.
Mr. Reid, 54, served as Vice President, Controller, Chief Accounting Officer and Treasurer from December 2003 until August 2010. Mr. Reid was Vice President, Controller and Chief Accounting Officer from December 2000 through November 2003.
Mr. Schwartz, 46, served as Assistant Controller of the Company from April 2002 until August 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer

Dated: August 4, 2010